Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Highland Trend Following Fund and to the use of our report dated March 28, 2011 on the financial statements and financial highlights of Incline Capital Trend Following Fund, a series of Northern Lights Fund Trust. Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information .
Philadelphia, Pennsylvania
September 15, 2011